SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING:          6/30/2007
FILE NUMBER 811- 2699
SERIES NO.:             17


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                          15,975
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                           2,448
        Class C                                           5,063
        Class R                                             183
        Institutional Class                                   3

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $14.72
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $14.60
        Class C                                          $14.59
        Class R                                          $14.67
        Institutional Class                              $14.76